Exhibit 99.1
CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY
GAAP BASIS *

(in millions, except per share data and as noted) (unaudited)	2010 Q3	2010 Q2	2010 Q1	2009 Q4		2009 Q3
Earnings
Net Interest Income	$3,109	$3,097	$3,228	$1,954		$2,005
Non-Interest Income (1)(7)	$907	$807	$1,061 (8)	$1,412		$1,553
Total Revenue (2)	$4,016	$3,904	$4,289	$3,366		$3,558
Provision for Loan and Lease Losses	$867	$723	$1,478	$844		$1,173
Marketing Expenses	$250	$219	$180	$188		$104
Restructuring Expenses (3)	$-	$-	$-	$32		$26
Operating Expenses (4)	$1,746	$1,781	$1,667	$1,728		$1,672
Income Before Taxes	$1,153	$1,181	$964	$574		$583
Effective Tax Rate	29.1%	31.2%	25.3%	29.6%		25.0%
Income From Continuing Operations, Net of Tax	$818	$812	$720	$404		$437
Loss From Discontinued Operations, Net of Tax (7)	$(15)	$(204)	$(84)	$(28)		$(43)
Net Income	$803	$608	$636	$376		$394
Net Income Available to Common Shareholders (A)	$803	$608	$636	$376		$394
Common Share Statistics
Basic EPS: (B)
Income From Continuing Operations	$1.81	$1.79	$1.59	$0.90		$0.97
Loss From Discontinued Operations	$(0.03)	$(0.45)	$(0.18)	$(0.07)		$(0.09)
Net Income	$1.78	$1.34	$1.41	$0.83		$0.88
Diluted EPS: (B)
Income From Continuing Operations	$1.79	$1.78	$1.58	$0.89		$0.96
Loss From Discontinued Operations	$(0.03)	$(0.45)	$(0.18)	$(0.06)		$(0.09)
Net Income	$1.76	$1.33	$1.40	$0.83		$0.87
Dividends Per Common Share	$0.05	$0.05	$0.05	$0.05		$0.05
Tangible Book Value Per Common Share (period end) (C)	$26.60	$24.89	$22.86	$27.72		$26.86
Stock Price Per Common Share (period end)	$39.55	$40.30	$41.41	$38.34		$35.73
Total Market Capitalization (period end)	$17,900	$18,228	$18,713	$17,268		$16,064
Common Shares Outstanding (period end)	452.6	452.3	451.9	450.4		449.6
Shares Used to Compute Basic EPS	452.5	452.1	451.0	450.0		449.4
Shares Used to Compute Diluted EPS	456.6	456.4	455.4	454.9		453.7
Reported Balance Sheet Statistics (period average)
Average Loans Held for Investment	$126,307	$128,203	$134,206	$94,732		$99,354
Average Earning Assets	$172,473	$174,650	$181,881	$143,663		$145,280
Total Average Assets	$196,586	$199,329	$207,207	$169,856		$173,428
Average Interest Bearing Deposits	$104,186	$104,163	$104,018	$101,144		$103,105
Total Average Deposits	$118,255	$118,484	$117,530	$114,598		$115,882
Average Equity	$25,307	$24,526	$23,681	$26,518		$26,002
Return on Average Assets (ROA)	1.66%	1.63%	1.39%	0.95%		1.01%
Return on Average Equity (ROE)	12.93%	13.24%	12.16%	6.09%		6.72%
Return on Average Tangible Common Equity (D)	28.95%	30.97%	29.98%	13.02%		14.75%
Reported Balance Sheet Statistics (period end)
Loans Held for Investment	$126,334	$127,140	$130,115	$90,619		$96,714
Total Assets (E)	$196,928	$197,485	$200,691	$169,622		$168,433
Interest Bearing Deposits	$104,741	$103,172	$104,013	$102,370		$101,769
Total Deposits	$119,212	$117,331	$117,787	$115,809		$114,504
Tangible Assets(E) (F)	$182,904	$183,474	$186,647	$155,516		$154,316
Tangible Common Equity (TCE) (E) (G)	$12,037	$11,259	$10,330	$12,483		$12,075
Tangible Common Equity to Tangible Assets Ratio (E) (H)	6.58%	6.14%	5.53%	8.03%		7.82%
Performance Statistics (Reported) Quarter over Quarter
Net Interest Income Growth	0%	(4)%	65%	(3	)(5)%	3	(5)%
Non- Interest Income Growth	12%	(24)%	(25)%	(9	)(5)%	26	(5)%
Revenue Growth	3%	(9)%	27%	(5	)(5)%	12	(5)%
Net Interest Margin	7.21%	7.09%	7.10%	5.44%		5.52%
Revenue Margin	9.31%	8.94%	9.43%	9.37%		9.80%
Risk-Adjusted Margin (I)	5.78%	5.01%	4.99%	6.07%		6.69%
Non-Interest Expense as a % of Average Loans Held for Investment (annualized)	6.32%	6.24%	5.50%	8.23%		7.25%
Efficiency Ratio (J)	49.70%	51.23%	43.06%	56.92%		49.92%
Asset Quality Statistics (Reported) (6)
Allowance	$6,175	$6,799	$7,752	$4,127		$4,513
Allowance as a % of Reported Loans Held for Investment	4.89%	5.35%	5.96%	4.55%		4.67%
Net Charge-Offs	$1,522	$1,717	$2,018	$1,185		$1,128
Net Charge-Off Rate	4.82%	5.36%	6.02%	5.00%		4.54%
30+ day performing delinquency rate	3.71%	3.81%	4.22%	4.13%		4.12%
Full-time equivalent employees (in thousands)	25.7	25.7	25.9	25.9		26.0

* Effective January 1, 2010, Capital One prospectively adopted two new accounting standards that resulted in the consolidation of the majority of the Company's credit card securitization trusts. The adoption of these new accounting standards resulted in the addition of approximately $41.9 billion of assets, consisting primarily of credit card loan receivables, and a reduction of $2.9 billion in stockholders' equity as of January 1, 2010. As the new accounting standards were adopted prospectivley, prior period results have not been adjusted.  See the accompanying schedule "Impact of Adopting New Accounting Guidance." While the adoption of these new accounting standards has a significant impact on the comparability of the Company's GAAP financial results prior to and subsequent to adoption, the Company's reported GAAP results after adoption are now comparable to the prior  "managed" results.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY
MANAGED BASIS * (for 2009 data)

(in millions, except per share data and as noted) (unaudited)	2010 Q3	2010 Q2	2010 Q1	2009 Q4		2009 Q3
Earnings
Net Interest Income	$3,109	$3,097	$3,228	$3,170		$3,212
Non-Interest Income (1)(7)	$907	$807	$1,061 (8)	$1,199		$1,373
Total Revenue (2)	$4,016	$3,904	$4,289	$4,369		$4,585
Provision for Loan and Lease Losses	$867	$723	$1,478	$1,847		$2,200
Marketing Expenses	$250	$219	$180	$188		$104
Restructuring Expenses (3)	$-	$-	$-	$32		$26
Operating Expenses (4)	$1,746	$1,781	$1,667	$1,728		$1,672
Income Before Taxes	$1,153	$1,181	$964	$574		$583
Effective Tax Rate	29.1%	31.2%	25.3%	29.6%		25.0%
Income From Continuing Operations, Net of Tax	$818	$812	$720	$404		$437
Loss From Discontinued Operations, Net of Tax (7)	$(15)	$(204)	$(84)	$(28)		$(43)
Net Income	$803	$608	$636	$376		$394
Net Income Available to Common Shareholders (A)	$803	$608	$636	$376		$394
Common Share Statistics
Basic EPS: (B)
Income From Continuing Operations	$1.81	$1.79	$1.59	$0.90		$0.97
Loss From Discontinued Operations	$(0.03)	$(0.45)	$(0.18)	$(0.07)		$(0.09)
Net Income	$1.78	$1.34	$1.41	$0.83		$0.88
Diluted EPS: (B)
Income From Continuing Operations	$1.79	$1.78	$1.58	$0.89		$0.96
Loss From Discontinued Operations	$(0.03)	$(0.45)	$(0.18)	$(0.06)		$(0.09)
Net Income	$1.76	$1.33	$1.40	$0.83		$0.87
Dividends Per Common Share	$0.05	$0.05	$0.05	$0.05		$0.05
Tangible Book Value Per Common Share (period end) (C)	$26.60	$24.89	$22.86	$27.72		$26.86
Stock Price Per Common Share (period end)	$39.55	$40.30	$41.41	$38.34		$35.73
Total Market Capitalization (period end)	$17,900	$18,228	$18,713	$17,268		$16,064
Common Shares Outstanding (period end)	452.6	452.3	451.9	450.4		449.6
Shares Used to Compute Basic EPS	452.5	452.1	451.0	450.0		449.4
Shares Used to Compute Diluted EPS	456.6	456.4	455.4	454.9		453.7
Managed Balance Sheet Statistics (period average)
Average Loans Held for Investment	$126,307	$128,203	$134,206	$138,184		$143,540
Average Earning Assets	$172,473	$174,650	$181,881	$183,899		$185,874
Total Average Assets	$196,586	$199,329	$207,207	$210,425		$214,655
Average Interest Bearing Deposits	$104,186	$104,163	$104,018	$101,144		$103,105
Total Average Deposits	$118,255	$118,484	$117,530	$114,598		$115,882
Average Equity	$25,307	$24,526	$23,681	$26,518		$26,002
Return on Average Assets (ROA)	1.66%	1.63%	1.39%	0.77%		0.81%
Return on Average Equity (ROE)	12.93%	13.24%	12.16%	6.09%		6.72%
Return on Average Tangible Common Equity (D)	28.95%	30.97%	29.98%	13.02%		14.75%
Managed Balance Sheet Statistics (period end)
Loans Held for Investment	$126,334	$127,140	$130,115	$136,803		$140,990
Total Assets (E)	$196,928	$197,485	$200,691	$212,389		$209,684
Interest Bearing Deposits	$104,741	$103,172	$104,013	$102,370		$101,769
Total Deposits	$119,212	$117,331	$117,787	$115,809		$114,504
Tangible Assets(E) (F)	$182,904	$183,474	$186,647	$198,283		$195,567
Tangible Common Equity (TCE) (E) (G)	$12,037	$11,259	$10,330	$12,483		$12,075
Tangible Common Equity to Tangible Assets Ratio (E) (H)	6.58%	6.14%	5.53%	6.30%		6.17%
Performance Statistics (Managed) Quarter over Quarter
Net Interest Income Growth (5)	0%	(4)%	2%	(1	)(5)%	9	(5)%
Non-Interest Income Growth (5)	12%	(24)%	(12)%	(13	)(5)%	15	(5)%
Revenue Growth (5)	3%	(9)%	(2)%	(5	)(5)%	11	(5)%
Net Interest Margin	7.21%	7.09%	7.10%	6.90%		6.91%
Revenue Margin	9.31%	8.94%	9.43%	9.50%		9.87%
Risk-Adjusted Margin (I)	5.78%	5.01%	4.99%	4.74%		5.23%
Non-Interest Expense as a % of Average Loans Held for Investment (annualized)	6.32%	6.24%	5.50%	5.64%		5.02%
Efficiency Ratio (J)	49.70%	51.23%	43.06%	43.85%		38.74%
Asset Quality Statistics (Managed) (6)
Net Charge-Offs	$1,522	$1,717	$2,018	$2,188		$2,155
Net Charge-Off Rate	4.82%	5.36%	6.02%	6.33%		6.00%
30+ day performing delinquency rate	3.71%	3.81%	4.22%	4.73%		4.55%
Full-time equivalent employees (in thousands)	25.7	25.7	25.9	25.9		26.0

*Prior to the adoption of the new consolidation accounting standards, management evaluated the Company and each of its lines of business results on a "managed" basis, which is a non-GAAP measure. With the adoption of the new consolidation accounting standards, the Company's reported results are comparable to the "managed" basis, which reflect the consolidation of the majority of the Company's credit card securitization trusts.  The accompanying Exhibit "Reconciliation to GAAP Financial Measures" presents a reconciliation of the Company's non-GAAP "managed" results to its GAAP results for periods prior to January 1, 2010. See the accompanying schedule "Impact of Adopting New Accounting Guidance" for additional information on the impact of new accounting standards.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY NOTES

(1)
Includes the impact from the change in fair value of retained interests, including the interest-only strips, which totaled $6 million in Q3 2010, $17 million in Q2 2010, $(36) million in Q1 2010, $55 million in Q4 2009 and $37 million in Q3 2009.

(2)
In accordance with the Company's finance charge and fee revenue recognition policy, amounts billed but not included in revenue totaled: $190 million in Q3 2010, $261 million in Q2 2010, $354 million in Q1 2010, $490 million in Q4 2009 and $517 million in Q3 2009.

(3)	The Company completed its 2007 restructuring initiative during 2009.

(4)
Includes core deposit intangible amortization expense of $50 million in Q3 2010, $50 million in Q2 2010, $52 million in Q1 2010, $54 million in Q4 2009 and $56 million in Q3 2009 and integration costs of $27 million in Q3 2010, $22 million in Q2 2010, $17 million in Q1 2010, $22 million in Q4 2009 and $11 million in Q3 2009.

(5)
Prior period amounts have been reclassified to conform with the current period presentation and adjusted to reflect purchase accounting refinements related to the acquisition of Chevy Chase Bank, FSB ("CCB").

(6)	The ratios excluding the impact of loans acquired as part of the CCB acquistion are as follows.

	Q3 2010	Q2 2010	Q1 2010	Q4 2009	Q3 2009
CCB period end acquired loan portfolio (in millions)(unaudited)	$5,891	$6,381	$6,799	$7,251	$7,885
CCB average acquired loan portfolio (in millions)(unaudited)	$6,014	$6,541	$7,037	$7,512	$8,029
Allowance as a % of loans held for investment, excluding CCB	5.12%	5.63%	6.29%	4.95%	5.08%
Net charge-off rate (GAAP), excluding CCB	5.06%	5.64%	6.35%	5.44%	4.94%
Net charge-off rate (Managed), excluding CCB	5.06%	5.64%	6.35%	6.70%	6.36%
30+ day performing delinquency rate (GAAP), excluding CCB	3.89%	4.01%	4.46%	4.49%	4.48%
30+ day performing delinquency rate (Managed), excluding CCB	3.89%	4.01%	4.46%	4.99%	4.82%

(7)
During Q3 2010, Q2 2010, Q1 2010, Q4 2009 and Q3 2009, the Company recorded charges of $16 million, $404 million, $224  million, $47 million and $91 million, respectively, related to representation and warranty matters.  A portion of this expense is included in Discontinued Operations and the remainder is included in Non-Interest Income.

(8)
During Q1 2010, certain mortgage trusts were deconsolidated based on the sale of interest-only bonds associated with the trusts. The net effect of the deconsolidation resulted in $128 million of income which is included in non-interest income.

STATISTICS / METRIC CALCULATIONS

(A)	Consists of net income (loss) less dividends on preferred shares.

(B)	Calculated based on net income (loss) available to common shareholders.

(C)	Calculated based on tangible common equity divided by common shares outstanding, which is a non-GAAP measure. See page 4 for a reconciliation of our tangible common equity.

(D)
Calculated based on income from continuing operations divided by average tangible common equity, which is a non-GAAP measure. See page 4, Reconciliation To GAAP Financial Measures for a reconciliation of average equity to average tangible common equity.

(E)	Calculated based on continuing operations, except for Average Equity and Return on Average Equity (ROE), which are based on average stockholders' equity.

(F)
Consists of reported or managed assets less intangible assets and is a non-GAAP measure.  See page 4, Reconciliation To GAAP Financial Measures for a reconciliation of this measure to the reported common equity ratio.

(G)	Consists of stockholders' equity, intangible assets and the related deferred tax liabilities.

(H)
Tangible Common Equity to Tangible Assets Ratio ("TCE Ratio") is a non-GAAP measure. See page 4, Reconciliation To GAAP Financial Measures for a reconciliation of this measure to the reported common equity ratio.

(I)	Calculated based on total revenue less net charge-offs divided by average earning assets, expressed as a percentage.

(J)	Calculated based on non-interest expense less restructuring expense divided by total revenue.

CAPITAL ONE FINANCIAL CORPORATION
REGULATORY AND NON-GAAP CAPITAL MEASURES
In addition to disclosing required regulatory measures, the Company also reports certain non-GAAP capital measures that management uses in assessing its capital adequacy.  These measures include average tangible common equity, tangible common equity (TCE), TCE ratio, Tier 1 common equity and Tier 1 common equity ratio.  The table below provides the details of the calculation of each of these measures. While these non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2010	2010	2010	2009	2009
(dollars in millions)(unaudited)	Q3*	Q2*	Q1*	Q4	Q3
Average Equity to Average Tangible Common Equity
Average Equity	$25,307	$24,526	$23,681	$26,518	$26,002
Less: Average Intangible Assets (1)	(14,003)	(14,039)	(14,075)	(14,105)	(14,151)
Average Tangible Common Equity	$11,304	$10,487	$9,606	$12,413	$11,851

Period End Equity Tangible Common Equity
Stockholders' Equity	$26,061	$25,270	$24,374	$26,589	$26,192
Less: Intangible Assets (1)	(14,024)	(14,011)	(14,044)	(14,106)	(14,117)
Period End Tangible Common Equity	$12,037	$11,259	$10,330	$12,483	$12,075

Tangible Assets
Total Assets	$196,933	$197,489	$200,707	$169,646	$168,464
Less: Discontinued Operations Assets	(5)	(4)	(16)	(24)	(31)
Total Assets-Continuing Operations	196,928	197,485	200,691	169,622	168,433
Less: Intangible Assets (1)	(14,024)	(14,011)	(14,044)	(14,106)	(14,117)
Period End Tangible Assets	$182,904	$183,474	$186,647	$155,516	$154,316

TCE ratio (2)	6.58%	6.14%	5.53%	8.03%	7.82%

Reconciliation of Period End Assets to Tangible Assets on a Managed Basis (for 2009) *
Total Assets	$196,933	$197,489	$200,707	$169,646	$168,464
Securitization Adjustment (3)	-	-	-	42,767	41,251
Total Assets on a Managed Basis	196,933	197,489	200,707	212,413	209,715
Less: Assets-Discontinued Operations	(5)	(4)	(16)	(24)	(31)
Total Assets-Continuing Operations	196,928	197,485	200,691	212,389	209,684
Less: Intangible Assets (1)	(14,024)	(14,011)	(14,044)	(14,106)	(14,117)
Period End Tangible Assets	$182,904	$183,474	$186,647	$198,283	$195,567

TCE ratio (2)	6.58%	6.14%	5.53%	6.30%	6.17%

Tier 1 Common Equity AND Tier 1 Capital
Common Stockholders' Equity	$26,061	$25,270	$24,374	$26,589	$26,192
Less: Net Unrealized Gains (Losses) on Available-For-Sale Securities (7)	580	661	319	200	230
Less: Accumulated Net Gains (Losses) on Cash Flow Hedges (7)	(79)	(73)	(80)	(92)	(127)
Less: Disallowed Goodwill and Other Intangibles	13,993	14,023	14,078	14,125	14,103
Less: Disallowed DeferredTtax Assets	1,326	1,977	2,183	-	-
Less: Other	2	2	1	9	(20)
Tier 1 Common Equity	10,239	8,680	7,873	12,347	12,006

Tier 1 Restricted Core Capital Items (4)	3,636	3,637	3,638	3,642	2,641

Total Tier 1 Capital	$13,875	$12,317	$11,511	$15,989	$14,647

Risk-Weighted Assets	$124,431	$124,038	$120,330	$116,309	$123,227

Tier 1 Common Equity Ratio: (5) (6)	8.23%	7.00%	6.54%	10.62%	9.74%

Tier 1 Risk Based Captial Ratio (5) (8)	11.15%	9.93%	9.57%	13.75%	11.89%

(1)	Includes impact from related deferred taxes.

(2)	Calculated based on tangible common equity divided by tangible assets.

(3)	Adjustments to our GAAP results to reflect loans that have been securitized and sold as though the loans remained on our consolidated balance sheet.

(4)	Consists primarily of trust preferred sercurities.

(5)	Ratios as of the end of Q3 2010 are preliminary.

(6)	Calculated based on Tier 1 common equity divided by risk-weighted assets.

(7)	Amounts are net of Tax impacts.

(8)	Calculated based on Tier 1 capital divided by risk-weighted assets.

* In addition to analyzing the Company's results on a reported basis, management previously evaluated Capital One's results on a "managed" basis, which consisted of non-GAAP financial measures.  Capital One's managed results reflected the Company's reported results, adjusted to reflect the consolidation of the majority of the Company's credit securitization trusts.  Because of the January 1, 2010, adoption of the new consolidation accounting standards, the Company's consolidated reported results subsequent to January 1, 2010 are comparable to its "managed" results.  The accompanying Exhibit "Reconciliation to GAAP Financial Measures" presents a reconciliation of the Company's non-GAAP "managed" results to its GAAP results for periods prior to January 1, 2010.

Capital One Financial Corporation
Impact of Adopting New Accounting Guidance

Consolidation of VIEs

(dollars in millions)(unaudited)	Opening Balance Sheet January 1, 2010		VIE Consolidation Impact		Ending Balance Sheet December 31, 2009

Assets:
Cash and due from banks	$12,683		$3,998		$8,685
Loans held for investment	138,184		47,565		90,619
Allowance for loan and lease losses	(8,391)		(4,264	)(2)	(4,127)
Net loans held for investment	129,793		43,301		86,492
Accounts receivable from securitizations	166		(7,463)		7,629
Other assets	68,869	(1)	2,029		66,840
Total assets	211,511		41,865		169,646
Liabilities:
Securitization liability	48,300		44,346		3,954
Other liabilities	139,561		458		139,103
Total liabilities	187,861		44,804		143,057
Stockholders' equity	23,650		(2,939	)(2)	26,589
Total liabilities and stockholders' equity	$211,511		$41,865		$169,646

Allocation of the Allowance by Segment

(dollars in millions)(unaudited)	January 1, 2010	Consolidation Impact		December 31, 2009
Domestic credit card	$5,590	$3,663	(2)	$1,927
International credit card	727	528		199
Total credit card	6,317	4,191		2,126
Commercial and multi-family real estate	471	-		471
Middle market	131	-		131
Specialty lending	90	-		90
Total commercial lending	692	-		692
Small ticket commercial real estate	93	-		93
Total commercial banking	785	-		785
Automobile	665	-		665
Mortgage (includes all new CCB originations)	248	73	(3)	175
Other retail	236	-		236
Total consumer banking	1,149	73		1,076
Other	140	-		140
Total company	$8,391	$4,264		$4,127

(1) Included within the "Other assets" line item is a deferred tax asset of $3.9 billion, of which $1.6 billion related to the January 1, 2010, adoption of the new consolidation accounting standards.

(2) An adjustment of $34 million to retained earnings and the allowance for loan and lease losses was made in the second quarter of 2010 for the impact of impairment on consolidated loans accounted for troubled debt restructurings. These adjustments are not reflected in the above table.

(3) $73 million of the reduction in the allowance for the first quarter of 2010 is associated with the deconsolidation of certain mortgage trusts. This reduction in the allowance is recorded in non-interest income.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in millions, except per share data)(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009 (1)	2010	2009 (1)

Interest Income:
Loans held for investment, including past-due fees	$3,447	$3,476	$2,220	$10,582	$6,649
Investment securities	347	342	399	1,037	1,206
Other	21	17	83	60	214
Total interest income	3,815	3,835	2,702	11,679	8,069

Interest Expense:
Deposits	358	368	479	1,125	1,666
Securitized debt	191	212	63	644	228
Senior and subordinated notes	72	72	74	211	189
Other borrowings	85	86	81	265	243
Total interest expense	706	738	697	2,245	2,326
Net interest income	3,109	3,097	2,005	9,434	5,743
Provision for loan and lease losses	867	723	1,173	3,069	3,386
Net interest income after provision for loan and lease losses	2,242	2,374	832	6,365	2,357

Non-Interest Income:
Servicing and securitizations	9	21	721	(6)	1,537
Service charges and other customer-related fees	496	496	496	1,577	1,494
Interchange	346	333	123	991	389
Net other-than-temporary impairment losses recognized in earnings	(1)	(26)	(11)	(59)	(22)
Other	57	(17)	224	272	476
Total non-interest income	907	807	1,553	2,775	3,874

Non-Interest Expense:
Salaries and associate benefits	641	650	648	1,937	1,837
Marketing	250	219	104	650	400
Communications and data processing	178	164	176	512	569
Supplies and equipment	129	129	123	381	370
Occupancy	135	117	114	371	329
Restructuring expense (2)	-	-	26	-	87
Other	663	721	611	1,992	1,877
Total non-interest expense	1,996	2,000	1,802	5,843	5,469
Income from continuing operations before income taxes	1,153	1,181	583	3,297	762
Income tax provision	335	369	146	948	179
Income from continuing operations, net of tax	818	812	437	2,349	583
Loss from discontinued operations, net of tax	(15)	(204)	(43)	(303)	(75)
Net income	$803	$608	$394	$2,046	$508
Preferred stock dividends	-	-	-	-	(564)
Net income (loss) available to common shareholders	$803	$608	$394	$2,046	$(56)

Basic earnings per common share:
Income (loss) from continuing operations	$1.81	$1.79	$0.97	$5.19	$0.04
Loss from discontinued operations	(0.03)	(0.45)	(0.09)	(0.66)	(0.18)
Net Income (loss) per common share	$1.78	$1.34	$0.88	$4.53	$(0.13)

Diluted earnings per common share:
Income (loss) from continuing operations	$1.79	$1.78	$0.96	$5.15	$0.04
Loss from discontinued operations	(0.03)	(0.45)	(0.09)	(0.66)	(0.18)
Net Income (loss) per common share	$1.76	$1.33	$0.87	$4.49	$(0.13)

Dividends paid per common share	$0.05	$0.05	$0.05	$0.15	$0.48

(1) Certain prior period amounts have been revised to conform to the current period presentation.

(2) The Company completed its 2007 restructuring initiative during 2009.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in millions)(unaudited)

	As of	As of	As of
	September 30	December 31	September 30
	2010	2009 (1)	2009 (1)

Assets:
Cash and due from banks	$2,015	$3,100	$2,719
Interest-bearing deposits with banks	2,391	5,043	863
Federal funds sold and repurchase agreements	536	542	545
Cash and cash equivalents	4,942	8,685	4,127
Restricted cash for securitization investors	2,686	501	547
Investment in securities:
Available for sale, at fair value	39,926	38,830	37,693
Held to maturity, at amortized cost	-	80	84
Total investment in securities	39,926	38,910	37,777
Loans held for investment:
Unsecuritized loans held for investment, at amortized cost	74,719	75,097	78,392
Restricted loans for securitization investors	51,615	15,522	18,322
Total loans held for investment	126,334	90,619	96,714
Less: Allowance for loan and lease losses	(6,175)	(4,127)	(4,513)
Net loans held for investment	120,159	86,492	92,201
Loans held for sale, at lower-of-cost-or-fair-value	197	268	141
Accounts receivable from securitizations	127	7,128	6,438
Premises and equipment, net	2,722	2,736	2,773
Interest receivable	1,025	936	911
Goodwill	13,593	13,596	13,565
Other	11,556	10,394	9,984
Total assets	$196,933	$169,646	$168,464

Liabilities:
Interest payable	$464	$509	$583
Customer deposits	119,212	115,809	114,504
Securitized debt obligations	29,504	3,954	4,608
Other debt:
Federal funds purchased and securities loaned or sold under agreements to repurchase	947	1,140	1,621
Senior and subordinated notes	9,083	9,045	9,209
Other borrowings	4,799	6,875	5,897
Total other debt	14,829	17,060	16,727
Other liabilities	6,863	5,725	5,850
Total liabilities	170,872	143,057	142,272

Stockholders' Equity:
Common stock	5	5	5
Paid-in capital, net	19,059	18,955	18,928
Retained earnings and accumulated other comprehensive income	10,199	10,809	10,431
Less: Treasury stock, at cost	(3,202)	(3,180)	(3,172)
Total stockholders' equity	26,061	26,589	26,192
Total liabilities and stockholders' equity	$196,933	$169,646	$168,464

(1) Certain prior period amounts have been revised to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates (1)
(dollars in millions)(unaudited)

	Quarter Ended 09/30/10			Quarter Ended 06/30/10			Quarter Ended 09/30/09 (3)
GAAP Basis	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Loans held for investment	$126,307	$3,447	10.92%	$128,203	$3,476	10.85%	$99,354	$2,220	8.94%
Investment securities (2)	39,872	347	3.48%	39,022	342	3.51%	37,377	399	4.27%
Other	6,294	21	1.33%	7,425	17	0.92%	8,549	83	3.88%
Total interest-earning assets	$172,473	$3,815	8.85%	$174,650	$3,835	8.78%	$145,280	$2,702	7.44%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$11,333	$10	0.35%	$11,601	$10	0.34%	$10,419	$13	0.50%
Money market deposit accounts	43,260	104	0.96%	42,127	99	0.94%	36,037	96	1.07%
Savings accounts	22,572	49	0.87%	21,017	44	0.84%	12,266	23	0.75%
Other consumer time deposits	18,726	133	2.84%	20,744	150	2.89%	32,076	248	3.09%
Public fund CD's of $100,000 or more	220	1	1.82%	240	1	1.67%	1,061	3	1.13%
CD's of $100,000 or more	7,256	59	3.25%	7,601	63	3.32%	9,764	93	3.81%
Foreign time deposits	819	2	0.98%	833	1	0.48%	1,482	3	0.81%
Total interest-bearing deposits	$104,186	$358	1.37%	$104,163	$368	1.41%	$103,105	$479	1.86%
Senior and subordinated notes	8,677	72	3.32%	8,760	72	3.29%	9,554	74	3.10%
Other borrowings	6,483	85	5.24%	6,375	86	5.40%	8,553	81	3.79%
Securitization liability	30,750	191	2.48%	35,248	212	2.41%	4,928	63	5.11%
Total interest-bearing liabilities	$150,096	$706	1.88%	$154,546	$738	1.91%	$126,140	$697	2.21%

Net interest spread			6.97%			6.87%			5.23%

Interest income to average interest-earning assets			8.85%			8.78%			7.44%
Interest expense to average interest-earning assets			1.64%			1.69%			1.92%
Net interest margin			7.21%			7.09%			5.52%

Managed Basis *

Interest-earning assets:
Loans held for investment	$126,307	$3,447	10.92%	$128,203	$3,476	10.85%	$143,540	$3,750	10.45%
Investment securities (2)	39,872	347	3.48%	39,022	342	3.51%	37,377	399	4.27%
Other	6,294	21	1.33%	7,425	17	0.92%	4,957	18	1.45%
Total interest-earning assets	$172,473	$3,815	8.85%	$174,650	$3,835	8.78%	$185,874	$4,167	8.97%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$11,333	$10	0.35%	11,601	10	0.34%	$10,419	$13	0.50%
Money market deposit accounts	43,260	104	0.96%	42,127	99	0.94%	36,037	96	1.07%
Savings accounts	22,572	49	0.87%	21,017	44	0.84%	12,266	23	0.75%
Other consumer time deposits	18,726	133	2.84%	20,744	150	2.89%	32,076	248	3.09%
Public fund CD's of $100,000 or more	220	1	1.82%	240	1	1.67%	1,061	3	1.13%
CD's of $100,000 or more	7,256	59	3.25%	7,601	63	3.32%	9,764	93	3.81%
Foreign time deposits	819	2	0.98%	833	1	0.48%	1,482	3	0.81%
Total interest-bearing deposits	$104,186	$358	1.37%	$104,163	$368	1.41%	$103,105	$479	1.86%
Senior and subordinated notes	8,677	72	3.32%	8,760	72	3.29%	9,554	74	3.10%
Other borrowings	6,483	85	5.24%	6,375	86	5.40%	8,553	81	3.79%
Securitization liability	30,750	191	2.48%	35,248	212	2.41%	46,179	320	2.77%
Total interest-bearing liabilities	$150,096	$706	1.88%	$154,546	$738	1.91%	$167,391	$954	2.28%

Net interest spread			6.97%			6.87%			6.69%

Interest income to average interest-earning assets			8.85%			8.78%			8.97%
Interest expense to average interest-earning assets			1.64%			1.69%			2.05%
Net interest margin			7.21%			7.09%			6.91%

(1) Reflects amounts based on continuing operations.

(2) Consists of available-for-sale and held-to-maturity securities.

(3) Certain prior period amounts have been revised to conform to the current period presentation.

* Prior to the adoption of the new consolidation accounting standards, management evaluated the Company and each of its lines of business results on a "managed" basis. With the adoption of the new consolidation accounting standards, the Company's reported results are comparable to the "managed" basis which now reflect the consolidation of the majority of the Company's credit card securitization trusts.  The accompanying Exhibit "Reconciliation to GAAP Financial Measures" presents a reconciliation of the Company's non-GAAP "managed" results to its reported results for periods prior to January 1, 2010.

CAPITAL ONE FINANCIAL CORPORATION (COF)
LENDING INFORMATION AND STATISTICS
MANAGED BASIS (1)

(Dollars in millions) (unaudited)	2010 Q3	2010 Q2	2010 Q1	2009 Q4		2009 Q3

Period end loans held for investment

Domestic credit card	$53,839	$54,628	$56,228	$60,300		$61,892
International credit card	7,487	7,269	7,578	8,224		8,477
Total Credit Card	$61,326	$61,897	$63,806	$68,524		$70,369
Commercial and multifamily real estate	$13,383	$13,580	$13,618	$13,843		$13,978
Middle market	10,456	10,203	10,310	10,062		10,023
Specialty lending	3,813	3,815	3,619	3,555		3,399
Total Commercial Lending	$27,652	$27,598	$27,547	$27,460		$27,400
Small-ticket commercial real estate	1,890	1,977	2,065	2,153	(7)	2,413
Total Commercial Banking	$29,542	$29,575	$29,612	$29,613		$29,813
Automobile	$17,643	$17,221	$17,446	$18,186		$19,295
Mortgages	12,763	13,322	13,967	14,893		15,639
Retail banking	4,591	4,770	4,970	5,135		5,215
Total Consumer Banking	$34,997	$35,313	$36,383	$38,214		$40,149
Other loans (2)	$469	$470	$464	$452		$659
Total	$126,334	$127,255	$130,265	$136,803		$140,990
Average loans held for investment

Domestic credit card	$54,049	$55,252	$58,108	$60,443		$63,299
International credit card	7,342	7,427	7,814	8,300		8,609
Total Credit Card	$61,391	$62,679	$65,922	$68,743		$71,908
Commercial and multifamily real estate	$13,411	$13,543	$13,716	$13,926		$13,938
Middle market	10,352	10,276	10,324	10,052		9,911
Specialty lending	3,715	3,654	3,609	3,535		3,753
Total Commercial Lending	$27,478	$27,473	$27,649	$27,513		$27,602
Small-ticket commercial real estate	1,957	2,060	2,074	2,354		2,471
Total Commercial Banking	$29,435	$29,533	$29,723	$29,867		$30,073
Automobile	$17,397	$17,276	$17,769	$18,768		$19,636
Mortgages	13,024	13,573	15,434	15,170		15,925
Retail banking	4,669	4,811	5,042	5,176		5,515
Total Consumer Banking	$35,090	$35,660	$38,245	$39,114		$41,076
Other loans (2)	$475	$463	$489	$460		$483
Total	$126,391	$128,335	$134,379	$138,184		$143,540
Net charge-off rates
Domestic credit card	8.23%	9.49%	10.48%	9.59%		9.64%
International credit card	7.60%	8.38%	8.83%	9.52%		9.19%
Total Credit Card	8.16%	9.36%	10.29%	9.58%		9.59%
Commercial and multifamily real estate (3)	1.78%	1.17%	1.45%	3.02%		1.37%
Middle market (3)	0.43%	0.78%	0.82%	0.75%		0.56%
Specialty lending	0.64%	0.87%	0.90%	1.85%		1.39%
Total Commercial Lending (3)	1.11%	0.98%	1.14%	2.04%		1.08%
Small-ticket commercial real estate	3.48%	4.21%	4.43%	13.08	%(7)	5.19%
Total Commercial Banking (3)	1.27%	1.21%	1.37%	2.91%		1.42%
Automobile	2.71%	2.09%	2.97%	4.55%		4.38%
Mortgages (3)	0.41%	0.46%	0.94%	0.72%		0.69%
Retail banking (3)	2.20%	2.11%	2.11%	2.93%		2.44%
Total Consumer Banking (3)	1.79%	1.47%	2.03%	2.85%		2.69%
Other loans	17.63%	27.95%	18.82%	28.25%		28.53%
Total	4.82%	5.36%	6.02%	6.33%		6.00%
30+ day performing delinquency rate
Domestic credit card	4.53%	4.79%	5.30%	5.78%		5.38%
International credit card	5.84%	6.03%	6.39%	6.55%		6.63%
Total Credit Card	4.69%	4.94%	5.43%	5.88%		5.53%
Automobile	7.95%	7.74%	7.58%	10.03%		9.52%
Mortgages (3)	0.69%	0.68%	0.93%	1.26%		1.17%
Retail banking (3)	1.08%	0.87%	1.02%	1.23%		1.26%
Total Consumer Banking (3)	4.40%	4.15%	4.13%	5.43%		5.19%
Nonperforming asset rates (5) (6)
Commercial and multifamily real estate (3)	2.44%	2.82%	3.65%	3.25%		2.66%
Middle market (3)	1.36%	1.20%	1.15%	1.09%		1.25%
Specialty lending	1.75%	1.94%	2.18%	2.25%		2.12%
Total Commercial Lending (3)	1.94%	2.10%	2.52%	2.33%		2.08%
Small-ticket commercial real estate	2.04%	3.57%	4.18%	4.87	%(7)	11.39%
Total Commercial Banking (3)	1.94%	2.20%	2.64%	2.52%		2.84%
Automobile (4)	0.60%	0.56%	0.55%	0.92%		0.87%
Mortgages (3)	4.09%	3.78%	3.17%	2.24%		1.83%
Retail banking (3)	2.41%	2.25%	2.07%	2.11%		1.98%
Total Consumer Banking (3)	2.11%	2.00%	1.76%	1.60%		1.39%

CAPITAL ONE FINANCIAL CORPORATION (COF)
CREDIT CARD SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS
MANAGED BASIS (1)

(Dollars in millions) (unaudited)	2010 Q3	2010 Q2	2010 Q1	2009 Q4	2009 Q3
Credit Card:
Earnings
Net interest income	$1,934	$1,977	$2,113	$2,029	$2,024
Non-interest income	671	659	718	897	967
Total revenue	$2,605	$2,636	$2,831	$2,926	$2,991
Provision for loan and lease losses	660	765	1,175	1,204	1,644
Non-interest expense	978	1,002	914	943	897
Income before taxes	967	869	742	779	450
Income tax provision	336	301	253	269	158
Net income	$631	$568	$489	$510	$292

Selected Metrics
Period end loans held for investment	$61,326	$61,897	$63,806	$68,524	$70,369
Average loans held for investment	$61,391	$62,679	$65,922	$68,743	$71,908
Loans held for investment yield	14.27%	14.24%	14.88%	14.21%	13.75%
Revenue margin	16.97%	16.82%	17.18%	17.03%	16.64%
Net charge-off rate	8.16%	9.36%	10.29%	9.58%	9.59%
30+ day performing delinquency rate	4.69%	4.94%	5.43%	5.88%	5.53%
Purchase volume (8)	$27,039	$26,570	$23,924	$26,866	$25,982

Domestic Card Sub-segment Earnings
Net interest income	$1,691	$1,735	$1,865	$1,781	$1,797
Non-interest income	575	560	618	794	856
Total revenue	$2,266	$2,295	$2,483	$2,575	$2,653
Provision for loan and lease losses	577	675	1,096	1,033	1,437
Non-interest expense	844	869	809	833	770
Income before taxes	845	751	578	709	446
Income tax provision	301	268	206	248	156
Net income	$544	$483	$372	$461	$290

Selected Metrics
Period end loans held for investment	$53,839	$54,628	$56,228	$60,300	$61,892
Average loans held for investment	$54,049	$55,252	$58,108	$60,443	$63,299
Loans held for investment yield	13.95%	13.98%	14.78%	14.08%	13.74%
Revenue margin	16.77%	16.61%	17.09%	17.04%	16.76%
Net charge-off rate	8.23%	9.49%	10.48%	9.59%	9.64%
30+ day performing delinquency rate	4.53%	4.79%	5.30%	5.78%	5.38%
Purchase volume (8)	$24,858	$24,513	$21,988	$24,593	$23,761

International Card Sub-segment
Earnings
Net interest income	$243	$242	$248	$248	$227
Non-interest income	96	99	100	103	111
Total revenue	$339	$341	$348	$351	$338
Provision for loan and lease losses	83	90	79	171	207
Non-interest expense	134	133	105	110	127
Income before taxes	122	118	164	70	4
Income tax provision	35	33	47	21	2
Net income	$87	$85	$117	$49	$2

Selected Metrics
Period end loans held for investment	$7,487	$7,269	$7,578	$8,224	$8,477
Average loans held for investment	$7,342	$7,427	$7,814	$8,300	$8,609
Loans held for investment yield	16.62%	16.21%	15.66%	15.18%	13.80%
Revenue margin	18.47%	18.37%	17.81%	16.92%	15.70%
Net charge-off rate	7.60%	8.38%	8.83%	9.52%	9.19%
30+ day performing delinquency rate	5.84%	6.03%	6.39%	6.55%	6.63%
Purchase volume (8)	$2,181	$2,057	$1,936	$2,273	$2,221

CAPITAL ONE FINANCIAL CORPORATION (COF)
COMMERCIAL BANKING SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS
MANAGED BASIS (1)

(Dollars in millions) (unaudited)	2010 Q3	2010 Q2	2010 Q1	2009 Q4	2009 Q3
Commercial Banking:
Earnings
Net interest income	$325	$319	$312	$318	$301
Non-interest income	30	60	42	38	43
Total revenue	$355	$379	$354	$356	$344
Provision for loan and lease losses	95	62	238	368	375
Non-interest expense	199	198	192	197	166
Income (loss) before taxes	61	119	(76)	(209)	(197)
Income tax provision (benefit)	22	42	(27)	(73)	(69)
Net income (loss)	$39	$77	$(49)	$(136)	$(128)

Selected Metrics
Period end loans held for investment	$29,542	$29,575	$29,612	$29,613	$29,813
Average loans held for investment	$29,435	$29,533	$29,723	$29,867	$30,073
Loans held for investment yield	5.13%	4.94%	5.03%	5.11%	5.06%
Period end deposits	$22,100	$21,527	$21,605	$20,480	$18,617
Average deposits	$21,899	$22,171	$21,859	$19,420	$17,761
Deposit interest expense rate	0.67%	0.67%	0.72%	0.80%	0.75%
Core deposit intangible amortization	$14	$14	$14	$14	$10
Net charge-off rate (3)	1.27%	1.21%	1.37%	2.91%	1.42%
Nonperforming loans as a percentage of loans held for investment (3)	1.81%	2.04%	2.48%	2.37%	2.65%
Nonperforming asset rate (3)	1.94%	2.20%	2.64%	2.52%	2.84%

CAPITAL ONE FINANCIAL CORPORATION (COF)
CONSUMER BANKING SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS
MANAGED BASIS (1)

(Dollars in millions) (unaudited)	2010 Q3	2010 Q2	2010 Q1	2009 Q4	2009 Q3
Consumer Banking:
Earnings
Net interest income	$946	$935	$896	$833	$848
Non-interest income	196	162	316	153	212
Total revenue	$1,142	$1,097	$1,212	$986	$1,060
Provision for loan and lease losses	114	(112)	50	249	156
Non-interest expenses	757	735	688	749	681
Income (loss) before taxes	271	474	474	(12)	223
Income tax provision (benefit)	96	169	169	(4)	78
Net income (loss)	$175	$305	$305	$(8)	$145

Selected Metrics
Period end loans held for investment	$34,997	$35,313	$36,383	$38,214	$40,149
Average loans held for investment	$35,090	$35,660	$38,245	$39,114	$41,076
Loans held for investment yield	9.28%	8.99%	8.96%	8.83%	8.89%
Auto loan originations	$2,439	$1,765	$1,343	$1,018	$1,513
Period end deposits	$79,506	$77,407	$76,883	$74,145	$72,253
Average deposits	$78,224	$77,082	$75,115	$72,976	$73,284
Deposit interest expense rate	1.18%	1.18%	1.27%	1.41%	1.58%
Core deposit intangible amortization	$36	$36	$38	$40	$46
Net charge-off rate (3)	1.79%	1.47%	2.03%	2.85%	2.69%
Nonperforming loans as a percentage of loans held for investment (3) (4)	1.92%	1.82%	1.62%	1.45%	1.26%
Nonperforming asset rate (3) (4)	2.11%	2.00%	1.76%	1.60%	1.39%
30+ day performing delinquency rate (3) (4)	4.40%	4.15%	4.13%	5.43%	5.19%
Period end loans serviced for others	$20,298	$21,425	$26,778	$30,283	$30,659

CAPITAL ONE FINANCIAL CORPORATION (COF)
OTHER AND TOTAL SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS
MANAGED BASIS (1)

(Dollars in millions) (unaudited)	2010 Q3	2010 Q2	2010 Q1	2009 Q4	2009 Q3
Other:
Earnings
Net interest income (expense)	$(93)	$(132)	$(91)	$(11)	$39
Non-interest income (expense)	7	(74)	(14)	111	151
Total revenue	$(86)	$(206)	$(105)	$100	$190
Provision for loan and lease losses	(2)	10	18	24	25
Restructuring expenses (9)	-	-	-	32	26
Non-interest expense	62	65	53	27	32
Income (loss) before taxes	(146)	(281)	(176)	17	107
Income tax benefit	(119)	(143)	(151)	(21)	(21)
Net income (loss)	$(27)	$(138)	$(25)	$38	$128

Selected Metrics
Period end loans held for investment (2)	$469	$470	$464	$452	$659
Average loans held for investment (2)	$475	$463	$489	$460	$483
Period end deposits	$17,606	$18,397	$19,299	$21,184	$23,634
Average deposits	$18,132	$19,231	$20,556	$22,202	$24,837

Total:
Earnings
Net interest income	$3,112	$3,099	$3,230	$3,169	$3,212
Non-interest income	904	807	1,062	1,199	1,373
Total revenue	$4,016	$3,906	$4,292	$4,368	$4,585
Provision for loan and lease losses	867	725	1,481	1,845	2,200
Restructuring expenses (9)	-	-	-	32	26
Non-interest expense	1,996	2,000	1,847	1,916	1,776
Income before taxes	1,153	1,181	964	575	583
Income tax provision	335	369	244	171	146
Net income	$818	$812	$720	$404	$437

Selected Metrics
Period end loans held for investment	$126,334	$127,255	$130,265	$136,803	$140,990
Average loans held for investment	$126,391	$128,335	$134,379	$138,184	$143,540
Period end deposits	$119,212	$117,331	$117,787	$115,809	$114,504
Average deposits	$118,255	$118,484	$117,530	$114,598	$115,882

CAPITAL ONE FINANCIAL CORPORATION (COF)
LOAN DISCLOSURES AND SEGMENT
FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS NOTES

(1)
Prior to the adoption of the new consolidation accounting standards management evaluated the Company and each of its lines of business results on a "managed' basis, which is a non-GAAP measure. With the adoption of the new consolidation accounting standards, the Company's reported results are comparable to the "managed" basis, which now reflect the consolidation of the majority of the Company's credit card securitization trusts. However, the Company's total segment results differs from its reported consolidated results because our segment results include the loans underlying one of our securitization trusts that remains unconsolidated.  The Company exercised its clean-up call option on this trust effective September 15, 2010.  At this time the trust was called, $93 million of loans were moved on-balance sheet.The accompanying Exhibit "Reconciliation to GAAP Financial Measures" presents a reconciliation of the Company's non-GAAP "managed" results to its GAAP results for periods prior to January 1, 2010.

(2)	Other loans held for investment includes unamortized premiums and discounts on loans acquired as part of North Fork and Hibernia acquisitions.

(3)	The ratios excluding the impact of loans acquired as part of the CCB acquistion are as follows.

	Q3 2010	Q2 2010	Q1 2010	Q4 2009	Q3 2009
CCB period end acquired loan portfolio (in millions)(unaudited)	$5,891	$6,381	$6,799	$7,251	$7,885
CCB average acquired loan portfolio (in millions)(unaudited)	$6,014	$6,541	$7,037	$7,512	$8,029
Net charge-off rate
Commercial and Multifamily Real Estate	1.81%	1.19%	1.48%	3.05%	1.38%
Middle Market	0.44%	0.82%	0.87%	0.75%	0.56%
Total Commercial Lending	1.14%	1.01%	1.48%	2.05%	1.08%
Total Commercial Banking	1.30%	1.24%	1.41%	2.93%	1.43%

Mortgage	0.68%	0.77%	1.02%	1.24%	1.24%
Retail Banking	2.29%	2.23%	2.22%	3.20%	2.57%
Total Consumer Banking	2.11%	1.76%	2.28%	3.45%	3.28%

30+ day performing delinquency rate
Mortgage	1.16%	1.14%	1.58%	2.18%	2.06%
Retail Banking	1.12%	0.91%	1.07%	1.30%	1.33%
Total Consumer Banking	5.19%	4.93%	4.95%	6.56%	6.27%

Nonperforming asset rate
Commercial and Multifamily Real Estate	2.47%	2.90%	3.71%	3.34%	2.79%
Middle Market	1.42%	1.25%	1.23%	1.13%	1.30%
Total Commercial Lending	1.98%	2.16%	2.60%	2.39%	2.15%
Total Commercial Banking	1.98%	2.26%	2.72%	2.62%	2.95%

Mortgage	6.83%	6.30%	5.36%	3.88%	3.24%
Retail Banking	2.51%	2.37%	2.17%	2.23%	2.09%
Total Consumer Banking	2.49%	2.38%	2.11%	1.93%	1.68%

Nonperforming loans as a percentage of loans held for investment
Commercial Banking	1.84%	2.09%	2.55%	2.43%	2.72%
Consumer Banking	2.26%	2.16%	1.93%	1.75%	1.53%

(4)	Includes nonaccrual consumer auto loans 90+ days past due.

(5)
Nonperforming assets consist of nonperforming loans and real estate owned ("REO") and foreclosed assets. The nonperforming asset ratios are calculated based on nonperforming assets for each segment divided by the combined total of loans held for investment, REO and foreclosed assets for the segment.

(6)
The Company's policy is not to classify delinquent credit card loans as nonperforming as permitted by regulatory guidance. Instead, we continue to accrue finance charges and fees on credit card loans until the loan is charged off, typically when the account becomes 180 days past due.  Billed finance charges and fees considered uncollectible are not recognized in income.

(7)	During Q4 2009, the Company reclassified $128 million of small ticket commercial real estate from loans held for investment to loans held for sale and recognized charge-offs of $80 million.

(8)	Includes all purchase transactions net of returns. Excludes cash advance transactions.

(9)	The Company completed its 2007 restructuring initiative during 2009.

FOR IMMEDIATE RELEASE: October 18, 2010

Contacts:	Jeff Norris	Danielle Dietz	Tatiana Stead	Julie Rakes
	Investor Relations	Investor Relations	Media Relations	Media Relations
	703-720-2455	703-720-2455	703-720-2352	804-284-5800

Capital One Reports Third Quarter 2010 Net Income of $803 million, or $1.76 per diluted share, up from net income of $0.87 in the third quarter of 2009

The company will host a conference call at 8:15 a.m. ET October 19 to review financial and operating performance for the Third Quarter

Ending loans declined less than 1 percent in the quarter, the slowest pace of contraction since the second quarter of 2009

Excluding the impact of run-off portfolios, total loan balances would have been up modestly in the quarter

Credit performance continues to improve – charge-offs down almost $200 million in the quarter
Domestic Card charge-off rate improved 126 basis points in the quarter to 8.23 percent

Company completed successful conversion to Capital One Bank brand in metro Washington, DC

McLean, Va. (October 18, 2010) – Capital One Financial Corporation (NYSE: COF) today announced net income for the third quarter of 2010 of $803 million, or $1.76 per diluted common share, a 32.1 percent increase compared to second quarter 2010 net income of $608 million, or $1.33 per diluted common share. Third quarter 2010 net income increased 103.8 percent compared to third quarter 2009 net income of $394 million, or $0.87 per diluted share.

Income from continuing operations of $818 million increased $6 million, or 0.7 percent, from $812 million in the second quarter of 2010 and increased $381 million, or 87.2 percent, from $437 million in the third quarter of 2009.

“Strong third quarter revenues, credit results, and profits continue to demonstrate our resilience in the face of ongoing economic and regulatory uncertainty," said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer.  “We’re well positioned to take advantage of emerging opportunities and deliver shareholder value over the long-term.”

Capital One – Third Quarter 2010 Results

Conference Call Details

The company will host a conference call at 8:15 a.m. ET October 19 to review financial and operating performance for the quarter ending September 30, 2010. The call will be webcast live, and the earnings release will be available on the company’s homepage at www.capitalone.com.  A replay of the webcast will be available 24 hours a day, beginning 2 hours after the conference call, until 5:00 p.m. ET on November 2, 2010, through the company’s homepage.  Capital One will also make an MP3 file available for download the next business day following the conference call.

Total Company Results

●
Total revenue in the third quarter of 2010 of $4.0 billion increased $112 million, or 2.9 percent, from $3.9 billion in the second quarter of 2010, reflecting a modest increase in net interest income and a $100 million increase in non-interest income.

°
Net interest income increased $12 million as net interest margin improved to 7.21 percent from 7.09 percent. This improvement was partially offset by a 1.3 percent decline in average interest-earning assets.

°	Non-interest income increased $100 million in the third quarter relative to the prior quarter driven by a smaller addition to the Rep and Warranty reserve.

●
Provision expense increased $144 million from the prior quarter driven by a smaller allowance release in the third quarter compared to the second quarter. The allowance release in the third quarter totaled $624 million for the company, compared with a release of $1.0 billion in the second quarter of 2010.  Continued improvement in credit loss and delinquency performance in the portfolio was the primary driver of the third quarter allowance release. The allowance as a percentage of outstanding loans was 4.89 percent at the end of the third quarter of 2010 compared with 5.35 percent at the end of the prior quarter.

●
Period-end total assets decreased by $557 million, or 0.28 percent, during the third quarter, to $196.9 billion at the end of the third quarter of 2010. Loans held for investment at September 30, 2010, were $126.3 billion, a decline of 0.6 percent from the prior quarter. Excluding the expected run-off in our Installment Loan portfolio in Domestic Card, our Mortgage portfolio in Consumer Banking, and our Small-Ticket CRE portfolio in Commercial Banking, loan balances were modestly higher than the prior quarter.

Capital One – Third Quarter 2010 Results

●	Average total deposits during the quarter were $118.3 billion, essentially even with the prior quarter. Period-end total deposits increased by $1.9 billion, or 1.6 percent, to $119.2 billion.

●
The cost of funds decreased to 1.64 percent in the third quarter from 1.69 percent in the prior quarter, driven by the continuing replacement of higher cost wholesale funding with lower cost liquid deposits.

●
Non-interest expense of $2.0 billion in the third quarter of 2010 was essentially flat compared with the prior quarter, as declining operating expenses were offset by an increase in marketing expenses.

●
The company’s TCE ratio increased to 6.6 percent, up 50 basis points from the second quarter 2010 ratio of 6.1 percent. The Tier 1 risk-based capital ratio of 11.2 percent increased 130 basis points relative to the ratio of 9.9 percent in the prior quarter.

"Our tangible common equity ratio is higher than it was at the end of 2009, even with improving credit and a substantially higher loan loss allowance," said Gary L. Perlin, Capital One’s Chief Financial Officer. "We expect to reach currently defined Basel III levels and definitions in 2011, well ahead of the phase-in requirements.”

Segment Results

The company reports the results of its business through three operating segments: Credit Card, Commercial Banking, and Consumer Banking. Please refer to the Financial Supplement for additional details.

Capital One – Third Quarter 2010 Results

Credit Card Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

●
Period-end loans in the Domestic Card segment were $53.8 billion in the third quarter, a decline of $789 million, or 1.4 percent, from the prior quarter, driven by $746 million in expected run-off from the Installment Loan portfolio. International credit card loans increased in the quarter by $218 million, or 3.0 percent, to $7.5 billion, driven by foreign exchange movements.

●	Domestic Card revenue margin rose 16 basis points to 16.77 percent in the third quarter from 16.61 percent in the prior quarter.

●	Domestic Card provision expense decreased $98 million in the third quarter relative to the prior quarter, driven by lower charge-offs in the quarter.

●	Net charge-off rates relative to the prior quarter:
–	Domestic Card – improved 126 basis points to 8.23 percent from 9.49 percent
–	International Card – improved 78 basis points to 7.60 percent from 8.38 percent

●	Delinquency rates relative to the prior quarter:
–	Domestic Card – improved 26 basis points to 4.53 percent from 4.79 percent
–	International Card – improved 19 basis points to 5.84 percent from 6.03 percent

●	Purchase volumes in Domestic Card increased $345 million, or 1.4 percent, relative to the prior quarter and 4.6 percent relative to the third quarter of 2009.

Commercial Banking Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

The Commercial Banking segment consists of commercial and multi-family real-estate, middle market lending, and specialty lending, which are summarized under Commercial Lending and Small Ticket Commercial Real Estate.

●
Commercial Banking reported net income of $39 million in the third quarter compared to $77 million in the second quarter. The decline is largely attributable to higher provision expense which resulted from a smaller allowance release.

●	Period-end loans in Commercial Banking were $29.5 billion, essentially even with the prior quarter.

●	Average deposits decreased by $272 million, or 1.2 percent, to $21.9 billion during the third quarter. The deposit interest expense rate remained at 67 basis points.

●	Provision expense increased $33 million primarily due to a smaller allowance release in the third quarter.

Capital One – Third Quarter 2010 Results

●	Charge-off rate relative to the prior quarter:
–	Total Commercial Banking – 1.27 percent, an increase of 6 basis points
–	Commercial lending – 1.11 percent, an increase of 13 basis points
–	Small ticket commercial real estate – 3.48 percent, a decline of 73 basis points

●	Non-performing asset rate relative to the prior quarter:
–	Total Commercial Banking – 1.94 percent, a decline of 26 basis points
–	Commercial lending – 1.94 percent, a decline of 16 basis points
–	Small ticket commercial real estate – 2.04 percent, a decline of 153 basis points

Consumer Banking highlights

For more lending information and statistics on the segment’s results, please refer to the Financial Supplement.

●	Provision expense increased $226 million relative to the prior quarter as a result a smaller allowance release in the third quarter and seasonally higher charge-offs in auto finance.

●	Period-end loans relative to the prior quarter:
–	Auto – increased $422 million, or 2.5 percent, to $17.6 billion.
–	Mortgage – declined $559 million, or 4.2 percent, to $12.8 billion. Mortgage loans continued to reflect expected run-off in the portfolio.
–	Retail banking – declined $179 million, or 3.8 percent, to $4.6 billion.

●	Auto loan originations increased 38.2 percent over the prior quarter to $2.4 billion in the third quarter.

●	Average deposits in Consumer Banking increased $1.1 billion, or 1.5 percent, to $78.2 billion during the third quarter.

●	Net charge-off rates relative to the prior quarter:
–	Auto – 2.71 percent, an increase of 62 basis points
–	Mortgage – 0.41 percent, a decrease of 5 basis points
–	Retail banking – 2.20 percent, an increase of 9 basis points

TCE and related ratios, as used throughout this release, are non-GAAP financial measures.  For additional information, see “Regulatory and Non-GAAP Capital Ratios” in the Financial Supplement.

Capital One – Third Quarter 2010 Results

Forward looking statements

The company cautions that its current expectations in this release dated October 18, 2010, and the company’s plans, objectives, expectations, and intentions, are forward-looking statements. Actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting consumer income, confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, deposit activity, and interest rates; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products, or financial condition; financial, legal, regulatory (including the impact of the Dodd-Frank Act and the regulations to be promulgated thereunder), tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s report on Form 10-K for the fiscal year ended December 31, 2009 and report on Form 10-Q for the quarters ended March 31, 2010, and June 30, 2010.

About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N. A., had $119.2 billion in deposits and     $196.9 billion in total assets outstanding as of September 30, 2010. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 100 index.

###

Capital One – Third Quarter 2010 Results

NOTE:

Third quarter 2010 financial results, SEC Filings, and earnings conference call slides will are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a podcast and webcast of the earnings conference call is accessible through the same link.